SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 18, 2003

Modem Media, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	0-21935	06-1464807
State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

230 East Avenue, Norwalk, Connecticut 06855

(Address of Principal Executive Officers) (Zip Code)

(203) 299-7000

(Registrant’s telephone number, including area code)

Item 5.    Other Events

On November 18, 2003, Modem Media, Inc. (the “Company”) announced that its board of directors has approved the appointment of chairman G.M. O’Connell as non-executive chairman of the board of directors effective January 1, 2004. A press release was issued to that effect.

The complete text of the press release issued by the Company is attached as an exhibit to this document.

In connection with Mr. O’Connell’s appointment as non-executive chairman of the board of directors, the Company and Modem Media entered into a new agreement which provides for that (a) the Company shall take all actions necessary to nominate Mr. O’Connell to stand for election as a director at each annual meeting, (b) if he is not elected to the board of directors, his unvested options will be accelerated as of the end of his tenure as director, and (c) that for 2004 and 2005 he will provide part-time consulting services to the Company for $120,000 per year of compensation. The agreement is attached as exhibit to this document.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits
	99.1	Agreement between the Company and GM O’Connell dated November 18, 2003
	99.2	Press Release, dated November 18, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MODEM MEDIA, INC.

/s/    FRANK CONNOLLY

Frank Connolly

Chief Financial Officer

November 18, 2003